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                                                                      EXHIBIT 23

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Rent-Way Inc. on Form S-8 (File Number 0-22026) of our report dated July 14, 1998, on our audits of the financial statements and Supplemental schedules of Rent-Way, Inc. 401(K) Retirement Savings Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997, which report is included in this Annual Report on Form 11-K.


                                                  PricewaterhouseCoopers LLP
Cleveland, Ohio
July 14, 1998